As filed with the Securities and Exchange Commission on November 10, 2025

Registration No. 333-291364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2851603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2727 North Loop West

Houston, Texas 77008

(713) 629-7600

(Address, including zip code, telephone number, including area code, of principal executive offices)

Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan

(Full title of the plan)

Donald C. Wayne

Executive Vice President and General Counsel

2727 North Loop West

Houston, Texas 77008

(713) 629-7600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

Ryan J. Lynch

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

Quanta Services, Inc. is filing this post-effective amendment No. 1 (this “Amendment”) to its registration statement on Form S-8 (File No. 333-291364) (the “Registration Statement”) as an exhibits-only filing to (a) amend and restate the exhibit index included in the Registration Statement in order to correct inadvertent administrative errors in certain hyperlinked exhibits and (b) correct a clerical error that resulted in a missing signature on Exhibit 23.1, consent of PricewaterhouseCoopers LLP, included as an exhibit to the Registration Statement. An updated Exhibit 23.1 that includes the previously missing signature is being filed as an exhibit to this Amendment. Accordingly, this Amendment consists only of the cover page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted. This Amendment speaks as of the original filing date of the Registration Statement, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibits

3.1	Restated Certificate of Incorporation of Quanta Services, Inc. (previously filed as Exhibit 3.2 to the Company’s Form 8-K filed May 31, 2024 and incorporated herein by reference)

3.2	Bylaws of Quanta Services, Inc., as amended and restated January 13, 2023 (previously filed as Exhibit 3.1 to the Company’s Form 8-K filed January 19, 2023 and incorporated herein by reference)

4.1	Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Form 8-K filed May 24, 2019 and incorporated herein by reference)

4.2	Amendment No. 1 to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Form 8-K filed May 31, 2022 and incorporated herein by reference)

4.3	Amendment No. 2 to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.3 to the Company’s Form 8-K filed May 29, 2025 and incorporated herein by reference)

5.1*	Opinion of Latham & Watkins LLP regarding legality of securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Latham & Watkins LLP (incorporated by reference from Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

107*	Filing Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Quanta Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on November 10, 2025.

QUANTA SERVICES, INC.

By:	/s/ Donald C. Wayne
Donald C. Wayne
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated and on November 10, 2025.

* Earl C. Austin, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

* Jayshree S. Desai	Chief Financial Officer (Principal Financial Officer)

* Paul M. Nobel	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Doyle N. Beneby	Chairman of the Board of Directors

* Warner L. Baxter	Director

* Bernard Fried	Director

* Worthing F. Jackman	Director

* Holli C. Ladhani	Director

* Josephine Ann dePass Olsovsky	Director

* R. Scott Rowe	Director

* Raúl J. Valentín	Director

* Martha B. Wyrsch	Director

* By:	/s/ Donald C. Wayne
Name:	Donald C. Wayne
Attorney-in-fact